UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2014

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36159	94-3120386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 30, 2014, Stereotaxis, Inc. (the “Company”) and William C. Mills III, the Chief Executive Officer of the Company, entered into an Executive Employment Agreement (the “Agreement”). Under the Agreement, Mr. Mills will continue to be paid an annual salary of $475,000. He is eligible to participate in an annual bonus plan that will provide for a bonus opportunity equal to a target of 60% and a maximum of 120% for overachievement, of his then-current base salary, subject to achievement of Company objectives and performance goals established by the Company’s Board of Directors. The Agreement is an at-will employment agreement. If Mr. Mills is terminated without cause, he will receive his monthly base salary as of the date of termination for 12 months following the date of termination. He also will receive continuation of medical and dental benefits and life and disability insurance benefits for 12 months, except that such benefits will terminate upon receipt of comparable benefits from another employer. In the event of termination by the Company without cause, the salary continuation payments will be offset by the amount of any compensation he receives during the severance period from the Company, any other employer or as an independent contractor.

In the event Mr. Mills’ employment with the Company is terminated during the period commencing six months prior to a change of control of the Company and ending one year after a change of control, or if he separates from service for good reason, as defined in the Agreement, within one year after a change of control of the Company, then he will be entitled to a lump sum payment equal to two times his annual base salary at a rate equal to the greater of the rate in effect immediately before his separation or the rate in effect immediately before the change of control. In addition he will receive continued medical and dental coverage under the Company’s benefit plans pursuant to COBRA for up to two years following his separation from service at the Company’s cost, and continued life and disability insurance benefits, also at the Company’s cost. All outstanding unvested awards under the 2002 Stock Incentive Plan and the 2012 Stock Incentive Plan will vest in full.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibits.

10.1	Executive Employment Agreement dated May 30, 2014, between Stereotaxis, Inc. and William C. Mills III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: June 2, 2014	By:	/s/ Karen Witte Duros
Name: Karen Witte Duros
Title: Sr. Vice President, General Counsel

EXHIBIT INDEX

10.1	Executive Employment Agreement dated May 30, 2014, between Stereotaxis, Inc. and William C. Mills III